UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2019

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On November 14, 2019, Williams Industrial Services Group Inc. (the “Company”), filed a registration statement for a proposed rights offering to existing stockholders (the “Rights Offering”), pursuant to which the Company intends to distribute, at no charge, to holders of its common stock, on a pro rata basis, non-transferable subscription rights (the “Rights”), which will entitle the holder to purchase a certain amount of shares of our common stock. In addition, Rights holders who fully exercise their Rights will be entitled to exercise an over-subscription privilege to purchase additional shares of common stock that were not subscribed for by other Rights holders under the Rights Offering (subject to a cap) (the “Over-Subscription Privilege”). Each of the Rights may be exercised at a to-be-determined subscription price per whole share (the “Subscription Price”). The Subscription Price will be determined by the Company’s Board of Directors and is expected to be based on a range of discount between 5% and 25% to the 25-trading-day volume weighted average price for the period immediately preceding the launch of the Rights Offering.

In connection with such proposed Rights Offering, on November 14, 2019, the Company entered into a Backstop Agreement with Wynnefield Capital, Inc. (together with its affiliates, “Wynnefield”), pursuant to which Wynnefield has agreed to exercise in full the basic subscription Rights and Over-Subscription Privilege issued to it and, additionally, upon expiration of the Rights Offering, to purchase from the Company, at a price per share equal to the Subscription Price, that number of the shares of common stock equal to (x) $7.0 million, less the aggregate dollar amount of the shares subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege), divided by (y) the Subscription Price, to the extent that such shares are not subscribed for pursuant to the exercise of Rights (including the Over-Subscription Privilege). Wynnefield is the Company’s largest stockholder and owns approximately 19.2% of the Company’s common stock.

The offer and sale of the shares issuable to Wynnefield pursuant to the Backstop Agreement will not be covered by the registration statement filed by the Company for the Rights Offering; such shares will be offered and sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. These privately offered shares will, however, be included in the aggregate number of shares of common stock to be offered and sold in the Rights Offering. Nothing herein shall be construed as any offer or solicitation for the sale or purchase of any of the shares of common stock that the Company will issue to Wynnefield in connection with the Backstop Agreement.

The closing of the transactions contemplated by the Backstop Agreement is subject, in each case, to the satisfaction or waiver of customary conditions, such as (i) that the registration statement filed in connection with the Rights Offering shall have been declared effective by the U.S. Securities and Exchange Commission and shall continue to be effective, and no stop order shall have been entered by the U.S. Securities and Exchange Commission with respect thereto; (ii) that completion of the Rights Offering shall have been conducted in all material respects in accordance with the Backstop Agreement; (iii) receipt of all applicable regulatory approvals; and (iv) the absence of a material adverse effect on the Company or on the ability of Wynnefield to perform its obligations under the Backstop Agreement. In addition, Wynnefield has no obligation to consummate the transactions contemplated by the Backstop Agreement unless and until (i) the Company has executed and delivered the documentation governing the refinancing of its current credit facilities in the aggregate amount of not less than $45,000,000 (the “Refinancing”), (ii) all conditions to the effectiveness of the documentation governing the Refinancing have been satisfied or waived (or will be satisfied and waived substantially concurrently with the occurrence of the closing of the transactions contemplated by the Backstop Agreement), and (iii) the Company has consummated such Refinancing. The Backstop Agreement allows for the Company to issues securities in connection with the refinancing of its existing credit facilities if required, or the conversion or exercise of its outstanding derivative securities.

The Backstop Agreement, including Wynnefield’s obligations to fund the backstop commitment, will automatically terminate upon the receipt by the Company of gross cash proceeds from the Rights Offering (including the Over-Subscription Privilege) from participating common stockholders (including Wynnefield pursuant to its exercise of its Rights) in an aggregate amount of $7.0 million; provided, that the gross proceeds from the Rights Offering and backstop commitment will not exceed the amount of $7.0 million in the aggregate.

Wynnefield may terminate the Backstop Agreement at any time prior to the closing date of the Backstop Agreement, by written notice to the Company, (i) if there is a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) if the consummation of the Rights Offering is prohibited by applicable law, rules or regulations, or (iii) if the Company materially breaches its obligations under the Backstop Agreement and/or any ancillary agreement and such breach is not cured within five (5) business days following written notice to the Company. The Company may terminate the Backstop Agreement (i) in the event the Board of Directors of the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering, (ii) if consummation of the Rights Offering is prohibited by applicable law, rules or regulations, or (iii) if Wynnefield materially breaches its obligations under the Backstop Agreement and such breach is not cured within five (5) business days following written notice to Wynnefield of such breach. Either party may terminate the Backstop Agreement if the transactions contemplated thereby are not consummated within 120 days of the date of the Backstop Agreement through no fault of the terminating party. In addition, the Backstop Agreement may be terminated upon the parties’ mutual written consent.

The Company has agreed to indemnify Wynnefield and its affiliates and each of their respective stockholders, affiliates, officers, directors, partners, employees, agents, representatives advisors, attorneys and accountants for each such entity for losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to the Backstop Agreement and any ancillary agreements (including, without limitation, a registration rights agreement the Company and Wynnefield have agreed to enter into relating to the shares purchased by Wynnefield pursuant to the Backstop Agreement and the Rights Offering), the Rights Offering and the related registration statement and prospectus, the use of proceeds thereunder or any related transaction, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such persons or entity is a party thereto, other than losses arising out of or related to the bad faith, willful misconduct or gross negligence of such person or entity. Wynnefield has agreed to indemnify the Company and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of statements or omissions in the registration statement or prospectus for the Rights Offering (or any amendment or supplement thereto) made in reliance on or in conformity with written information relating to Wynnefield furnished to the Company by or on behalf of Wynnefield expressly for use therein, other than losses arising out of or related to the bad faith, willful misconduct or gross negligence of the Company.

While the Company has entered into the Backstop Agreement with Wynnefield, if the conditions under the Backstop Agreement are not satisfied or the satisfaction of such conditions is not waived by Wynnefield or the Company, as applicable, and the Company is therefore unable to consummate the transactions contemplated by the Backstop Agreement, the Company will not consummate the planned Rights Offering.

The foregoing description of the Backstop Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Backstop Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On November 14, 2019, the Company issued a press release relating to the matters set forth above (the “Press Release”). A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2019, the Company issued a press release (the “Earnings Release”) reporting its financial results for the three and nine months ended September 30, 2019. As noted in the Earnings Release, management will host a conference call on Friday, November 15, 2019 at 10:00 a.m. Eastern time to discuss such financial results. Instructions on how to participate in the conference call are contained in the Earnings Release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The Earnings Release contains a discussion of adjusted EBITDA (earnings before interest expense, net, income tax (benefit) expense, depreciation and amortization, and unusual gains or charges), which is a non-GAAP financial measure within the meaning of Regulation G promulgated under the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company believes that providing non-GAAP information, such as adjusted EBITDA, is important as such information is used as analytical indicators by the Company’s management to better understand operating performance. The Earnings Release contains a reconciliation of comparable GAAP to non-GAAP measures.

The information in this Item 2.02, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language contained in such filing. Without limiting the generality of the foregoing, the text of the Earnings Release set forth under the heading entitled “Forward-looking Statement Disclaimer” is incorporated by reference into this Item 2.02.

Item 3.02Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In connection with the conference call announced in the Earnings Release, on November 14, 2019, the Company made available the Company Information Presentation relating to its financial results for the three and nine months ended September 30, 2019. The Company Information Presentation may be accessed within the investor relations section of the Company’s website, http://www.wisgrp.com. A copy of the Company Information Presentation is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, regardless of the general incorporation language contained in such filing. Without limiting the generality of the foregoing, the text of the slide in the Company Information Presentation entitled “Forward-looking Statement Disclaimer” is incorporated by reference into this Item 7.01.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Backstop Agreement, dated as of November 14, 2019, by and between Williams Industrial Services Group Inc. and Wynnefield Capital, Inc., as backstop purchaser.

99.1	Press Release, dated November 14, 2019, relating to rights offering and backstop agreement.

99.2	Press Release, dated November 14, 2019, relating to results of operations and financial condition.

99.3	Company Information Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2019

Williams Industrial Services Group Inc.

By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary